                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     May 15, 1998
                                                     ---------------------------

                        ENGINEERED SUPPORT SYSTEMS, INC.
--------------------------------------------------------------------------------

        MISSOURI                         0-13880                  43-1313242
(State of Incorporation)          (Commission File No.)         (IRS Employer
                                                             Identification No.)

1270 North Price Road, St. Louis, Missouri                          63132
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:  (314) 993-5880

Item 2. Acquisition or Disposition of Assets.

        On May 15, 1998, Engineered Support Systems, Inc. (the Company) acquired the outstanding stock of Keco Industries, Inc. (KECO), a manufacturer of military ground support equipment. For the fiscal year ended December 31, 1997, sales of Keco were approximately $42 million and assets, which consist primarily of manufacturing facilities and working capital, were $18.4 million. The transaction will be accounted for as a purchase.

        Keco was acquired by the Company from owners George W. Andrews and family for $25 million. (The Stock Purchase Agreement also provides for an additional payment by the Company to the owners if the Company elects treatment of the transaction pursuant to Section 338(h)(10) of the Internal Revenue Code). The purchase price will be financed with the bank borrowings of $22.5 million and available cash resources.

        The acquisition is contingent upon receiving governmental approval under the Hart Scott Rodino Act.

Item 7. Financial Statements and Exhibits

        It is impractical to provide the required financial statements for Keco at this time. These statements will be filed under cover of Form 8-K/A as soon as practical, but not later than July 28, 1998.

                                SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            ENGINEERED SUPPORT SYSTEMS, INC.


Date:        May 29, 1998                   By: /s/ Gary C. Gerhardt
     ----------------------------              -------------------------------
                                                    Gary C. Gerhardt
                                                    Executive Vice President
                                                    and Chief Financial Officer